UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549



	FORM 8-K



	CURRENT REPORT



	Pursuant to Section 13 or 15(d) of
	the Securities Exchange Act of 1934


	Date of Report (Date of earliest event reported):  January 23, 1997


	TOROTEL, INC.

	(Exact name of registrant as specified in its charter)

	Missouri

	(State or other jurisdiction of incorporation)

  2-33256				     44-0610086

        (Commission File Number)		  (IRS Employer Identification No.)


	13402 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive offices)	(Zip Code)

   (816) 761-6314
Registrant's telephone number, including area code

	N/A
	(Former name or former address, if changed since last report)

Item 5.	Other Events.

On January 23, 1997, Torotel, Inc. announced that it has entered into a definitive agreement to sell newly issued shares of common stock (which would represent approximately 44 percent of then-outstanding shares) to Brockson Technologies Group LLC for approximately $2.174 million. In connection with this sale, Brockson also will purchase, at the same price per share, stock from the founder's family shareholders of Torotel. After purchasing these shares, Brockson will then own more than 50 percent of the outstanding Torotel shares. Brockson also will have the contingent right to receive, for no further consideration, additional shares of common stock from the company in the event that Torotel experiences any extraordinary costs or expenses related to its recently disclosed product testing failures.

These transactions are subject to, among other things, regulatory approvals, the approval of the Torotel shareholders, and Brockson obtaining financing. The founder's family shareholders of Torotel have agreed to vote all of their shares in favor of the transaction with Brockson.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit			Description

    1.			Press release dated January 23, 1997.

    2.			Investment Agreement dated January 23, 1997 (scheduled omitted).

	SIGNATURE

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



TOROTEL, INC.



By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer


Dated:	January 23, 1997



EXHIBIT INDEX


Exhibit				Description			                                  Page

1.  Press release dated January 23, 1997                     		1
2.  Investment Agreement dated January 22, 1997	               2
    	(schedules omitted)





INVESTMENT AGREEMENT	FOR THE	PURCHASE OF	2,173,861 SHARES	ISSUED BY
TOROTEL, INC.	TO	BROCKSON TECHNOLOGIES GROUP LLC


	Dated this 23rd day of January, 1997

	TABLE OF CONTENTS

ARTICLE I.  PURCHASE OF SHARES BY INVESTOR	  1
1.1	Issuance of Shares	  1
1.2	Consideration for Shares	  1
1.3	Additional Shares	  1

ARTICLE II.  THE CLOSING	  2

ARTICLE III.  COMPANY'S CONDITIONS TO CLOSING	  2
3.1	Assuming of Representations; Compliance with Covenants	  2
3.2	Manager's Certificate	  2
3.3	LLC Resolutions	  3
3.4	Proceedings and Documents	  3
3.5	Required Simultaneous Transaction	  3
3.6	No Proceedings	  3
3.7	Company Stockholder Approval	  3
3.8	Fairness Opinion	  3
3.9	Other Matters	  3
3.10	Government Approvals	  3
3.11	Agreement Not Terminated	  3

ARTICLE IV.  INVESTOR'S CONDITIONS TO CLOSING	  4
4.1	Assuming of Representations; Compliance with Covenants	  4
4.2	Officer's Certificate	  4
4.3	Corporate Resolutions	  4
4.4	Proceedings and Documents	  4
4.5	Required Simultaneous Transaction	  4
4.6	Government Approvals	  4
4.7	Other Matters	  4

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF
COMPANY	  5
5.1	Representations And Warranties	  5

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF
INVESTOR	  5
6.1	Organization	  5
6.2	Authorization of Transaction	  5
6.3	Noncontravention	  5
6.4	Accredited Investor	  5
6.5	Investment Purposes	  5
6.6	Prior Ownership of Shares	  6
6.7	Proxy Statement	  6
6.8	Financing	  6

ARTICLE VII.  COVENANTS	  6
7.1	Interim Operations	  6
7.2	Access and Information	  8
7.3	Special Company Meeting	  8
7.4	Proxy Statement	  8
7.5	Additional Agreements	  8
	  9
7.6	Directors	  9
7.7	Disclosure of Offers; Standstill	 10
7.8	Indemnification; Insurance	 11
7.9	Prior Ownership of Shares	 12
7.10	Publicity	 12
7.11	Commitment Letters; Escrow.	 12
7.12	Environmental Compliance	 12

	ARTICLE VIII.  TRANSFERABILITY	 12
8.1	Transferability	 12
8.2	Restrictive Legends	 13

ARTICLE IX.  REGISTRATION RIGHTS	 13

ARTICLE X.  ADDITIONAL PROVISIONS	 13
10.1	Expenses	 13
10.2	Survival	 13
10.3	Indemnification	 14
10.4	Successors and Assigns	 15
10.5	Notices	 15
10.6	No Waiver, Remedies Cumulative	 16
10.7	Amendments and Waivers	 16
10.8	Integration	 16
10.9	Separability	 16
10.10	Headings	 16
10.11	Governing Law	 16
10.12	No Third-Party Beneficiaries	 16
10.13	Prohibition on Assignment	 16

	EXHIBITS


A.	Representations and Warranties
B.	Registration Rights


	INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT is made and entered into as of this 23rd day of January, 1997, by and among Torotel, Inc., a Missouri corporation ("Company") and Brockson Technologies Group LLC, a Delaware limited liability company ("Investor").

RECITALS

WHEREAS, the Investor desires to purchase 2,173,861 shares ("Shares") of newly issued common stock, par value $.50 per share, of the Company ("Common Stock"), plus the Additional Shares (defined in
Section 1.3) upon the terms and conditions contained herein; and

WHEREAS, subject to the representations, covenants and conditions contained herein, the Company desires for the Investor to purchase the Shares and to make such investment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged,

IT IS HEREBY AGREED AND STIPULATED AS
FOLLOWS:

	AGREEMENT

	ARTICLE I.  PURCHASE OF SHARES BY INVESTOR

I.1	Issuance of Shares.  Subject to the terms, covenants
and conditions hereof, at the Closing, the Company will issue and sell to the Investor the Shares.

I.2	Consideration for Shares.  The purchase price to be
paid by the Investor at the Closing for the Shares and the Additional Shares is an aggregate of $2,184,730.31. The consideration will be paid by wire transfer to the Company's account, against receipt by the Investor of the Shares.


I.3	Additional Shares.  On November 25, 1996 the
Company announced the discovery of certain potential liabilities relating to product testing. Company shall issue a number of additional shares ("Additional Shares") of Common Stock for each $1.00 of liability incurred ("Extraordinary Costs") by the Company in excess of $100,000, related to such product testing failures as described in the chart set forth below. "Extraordinary Costs" means the direct costs, including legal fees and penalties, if any, incurred in connection with product testing failures. Extraordinary Costs do not include the indirect cost of damage to goodwill or loss of business or customers arising out of or relating to such product testing failures. Extraordinary Costs shall be reduced by any recovery from third persons of damages relating to Company product testing failures, as determined by the Independent Directors (as defined herein). The Company shall pursue such recoveries unless the Independent Directors determine that such pursuit would not be in the best interests of the Company.
Extraordinary Costs shall be increased by any loss, cost, damage or expense (including legal fees) incurred as a result of any action brought against the Company by third persons against whom the Company pursues recovery of product testing related damages if such action is brought following the Company's pursuit of or determination to pursue such recovery (regardless of whether such claim against the Company by such third person is related to product testing or any other matter). Additional Shares will be issued on the date upon which a majority of the Independent Directors (as defined herein) determines that the Company has settled substantially all product testing failure liabilities and has received substantially all third party recoveries in connection therewith; provided, however, that the Additional Shares shall be issued on such earlier date, based on the Independent Directors' then best estimate of Extraordinary Costs including third party recoveries, on which Investor's ownership of Common Stock is reduced below five percent (5%) of Common Stock then outstanding.

Per Share Closing Price of Common Stock      Number of Shares of Common
on date Independent Directors determine      Stock issued to Investor for
Extraordinary Costs                          each $1.00 of Extraordinary Costs


      less than $ 3.00                                	1.00

     	$ 3.01 - $ 4.00                                  	.99

     	$ 4.01 - $ 5.00                                  	.98

     	$ 5.01 - $ 6.00                                  	.97

     	$ 6.01 - $ 7.00                                  	.96

     	$ 7.01 - $ 8.00                                   .95

     	$ 8.01 - $ 9.00                                  	.94

     	$ 9.01 - $10.00                                  	.93

     	$10.01 - $11.00                                   .92

     	$11.01 - $12.00                                  	.91

      greater than $12.00                              	.90

	ARTICLE II.  THE CLOSING

Subject to the conditions hereof, the transactions described herein will be closed (the "Closing") at 10:00 A.M. at the offices of the Company on the second business day following the first date on which the conditions to closing set forth in Article III and Article IV hereof shall first have been satisfied or waived, or at such other time and place as the parties hereto may agree. The "Closing Date" shall be the date the Closing occurs.

	ARTICLE III.  COMPANY'S CONDITIONS TO CLOSING

The obligations of the Company to issue the Shares to Investor are subject to the following conditions:

III.1	Assuming of Representations; Compliance with
Covenants. The accuracy in all material respects, on and as of the Closing Date, of the representations and warranties by the Investor contained herein and to the performance by the Investor of all the terms, covenants and conditions on its part to be performed hereunder on or prior to the Closing Date.

III.2	Manager's Certificate.  The Investor shall have
delivered to the Company a Certificate signed by its Manager, to the following effect: (i) that all of the representations and warranties of the Investor contained in this Investment Agreement are true, correct and complete in all material respects as of the Closing Date; and (ii) that the Investor has complied with and performed all of the terms, covenants and agreements contained in the Investment Agreement which are to be complied with or performed by the Investor on or before the Closing Date.

III.3	LLC Resolutions.	A certified copy of the
resolutions adopted by the Investor's Manager authorizing and approving (i) the execution, performance and delivery of this Investment Agreement, (ii) the purchase of the Shares to be issued hereunder, and (iii) the other transactions contemplated hereby, shall have been delivered to the Company.

III.4	Proceedings and Documents.  All proceedings taken
or to be taken in connection with the transactions contemplated by this Investment Agreement to be consummated at, or prior to, the execution and Closing hereof and all other documents, schedules, exhibits, opinions and certificates in connection therewith shall each be satisfactory in form and substance to the Company, and the Company shall have received copies of all such documents and all other documents which the Company has requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance satisfactory to the Company.

III.5	Required Simultaneous Transaction.  The
simultaneous closing of a transaction between the Investor and various members of the Sizemore Family in which the Investor will purchase not less than 510,506 shares of the Company stock, at the same price per share to be paid hereunder for the Shares.

III.6	No Proceedings.  No action, suit, or proceeding shall
be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator challenging or seeking to prevent consummation of any of the transactions contemplated by this Agreement.

III.7	Company Stockholder Approval.  The transactions
contemplated by this Agreement shall have been approved by a majority of the Company's stockholders present in person or by proxy at a meeting duly called and convened for that purpose.

III.8	Fairness Opinion.  The board of directors of
Company shall have received from Stern Bros. Valuation Advisors a written opinion, dated as of the date hereof, reasonably satisfactory in form and substance to such board, to the effect that the transaction is fair to the public shareholders of the Company from a financial point of view.

III.9	Other Matters.  All actions to be taken by Investor
in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Company.

III.10	Government Approvals.  The governmental
approvals described on Schedule 5.4 shall have been received or such approvals are not required for Closing.

III.11	Agreement Not Terminated.  The Company Board
of Directors shall not have terminated this Agreement pursuant to Section
7.7.
Company may waive any condition specified in this Article
III if it executes a writing so stating at or prior to the Closing.

	ARTICLE IV.  INVESTOR'S CONDITIONS TO CLOSING

The obligations of the Investor to purchase the Shares are subject to the following conditions:

IV.1	Assuming of Representations; Compliance with
Covenants. The accuracy in all material respects, on and as of the Closing Date, of the representations and warranties by the Company contained herein as if such representations and warranties were made by the Company on and as of the Closing Date and to the performance by the Company of all the terms, covenants and conditions on its part to be performed hereunder on or prior to the Closing Date.

IV.2	Officer's Certificate.  The Company shall have
delivered to the Investor a Certificate signed by its President, to the following effect: (i) that all of the representations and warranties of the Company contained in this Investment Agreement are true, correct and complete in all material respects as of the Closing Date; and (ii) that the Company has complied with and performed all of the terms, covenants and agreements contained in the Investment Agreement which are to be complied with or performed by the Company on or before the Closing Date.

IV.3	Corporate Resolutions.	A certified copy of the
resolutions adopted by the Company's Board of Directors authorizing and approving (i) the execution, performance and delivery of this Investment Agreement, (ii) the issuance of the Shares to be issued hereunder, and (iii) the other transactions contemplated hereby, shall have been delivered to the Investor.

IV.4	Proceedings and Documents.  All proceedings taken
or to be taken in connection with the transactions contemplated by this Investment Agreement to be consummated at, or prior to, the execution and Closing hereof and all other documents, schedules, exhibits, opinions and certificates in connection therewith shall each be satisfactory in form and substance to the Investor, and the Investor shall have received copies of all such documents and all other documents which the Investor has requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance satisfactory to the Investor.

IV.5	Required Simultaneous Transaction.  The
simultaneous closing of a transaction between the Investor and various members of the Sizemore Family in which the Investor will purchase not less than 510,506 shares of the Company stock at the same price per share to be paid hereunder for the Shares.

IV.6	Government Approvals.  The Company shall have
received all governmental approvals required for the consummation of the transactions contemplated hereby.

IV.7	Other Matters.  All actions to be taken by Company
in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Investor.

Investor may waive any condition specified in this Article
III.

	ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF
COMPANY

V.1	Representations And Warranties.  The Company
makes the representations and warranties set forth in Exhibit A (which is incorporated herein and made a part hereof) to the Investor, each of which is true and correct on the date hereof and shall survive the Closing of the transactions provided for herein as set forth in Section 10.2.

	ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF
INVESTOR

Investor represents and warrants to Company that the statements contained in this Article VI are true, correct and complete as of the date of this Agreement and shall survive the Closing of the transactions provided for herein as set forth in Section 10.2.

VI.1	Organization.  Investor is a limited liability
company, duly organized, validly existing, and in good standing under the laws of Delaware. Investor has no subsidiaries. Schedule 6.1 sets forth the members and managers, if any, of Investor. Since the date of its organization, Investor has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

VI.2	Authorization of Transaction.  The execution and
delivery of this Agreement, and the consummation of the transactions contemplated hereby, are within the power and authority of the Investor and have been fully authorized by all necessary action on the part of the Investor.
 This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid, binding and enforceable obligation of the Investor, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

VI.3	Noncontravention.  (A) Neither the execution and
the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Investor is subject or any provision of the charter or bylaws of Investor or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Investor is a party or by which it is bound or to which any of its assets is subject; and (B) Investor is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Investor to consummate the transactions contemplated by this Agreement.

VI.4	Accredited Investor.  The Investor is an "Accredited
Investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended ("Securities Act").

VI.5	Investment Purposes.  The Investor is acquiring the
Shares solely for its own account and not with a view to the distribution thereof. The Investor acknowledges that the Shares have not and will not be registered under the Securities Act and agrees that it will only reoffer or resell the Shares purchased under this Investment Agreement (1) in compliance with the requirements of Rule 144 promulgated under the Securities Act, (2) in accordance with any other available exemption from the requirements of
Section 5 of the Securities Act, or (3) pursuant to a valid registration statement under the Securities Act.

VI.6	Prior Ownership of Shares.  As of the date of this
Agreement, neither Investor nor any of its affiliates (as that term is defined under Rule 501(a) of the Securities Act; each an "Affiliate") own beneficially or otherwise, any shares of Common Stock. Neither Investor nor any of its Affiliates (as defined herein) have entered into any agreement with, or are otherwise affiliated in any manner with, Peter B. Caloyeras, an individual who has filed a Schedule 13D with respect to ownership of Common Stock.

VI.7	Proxy Statement.  None of the information provided
by Investor for use in the proxy statement shall, at the time filed with the Commission or at any time thereafter through and including the Closing
Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

VI.8	Financing.  Upon the terms and subject to the
conditions of this Agreement, Investor shall have available all necessary funds to satisfy its obligation to pay the Purchase Price and to effect the required simultaneous transaction.

	ARTICLE VII.  COVENANTS

VII.1	Interim Operations.  During the period from the date
of this Agreement to the Closing Date, an interim transaction team composed of H. James Serrone, Ronald Benjamin and Don Jackson shall periodically meet to discuss the operations and transition of the Company and the fulfillment of the covenants contained herein. Except as specifically contemplated by this Agreement, or as set forth on Schedule 7.1, or as otherwise consented to in advance by Investor in writing (which consent shall not be unreasonably delayed, conditioned or withheld):

(a)	Conduct of Business.  The Company will, and will
cause each of its Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business and consistent with past practice. The Company will use reasonable efforts to preserve intact the business organization of the Company and each of its Subsidiaries, to keep available the service of its and their present officers and key employees and to preserve the goodwill of those having business relationships with it or its Subsidiaries.

(b)	Articles and By-Laws.  The Company will not and
will not permit any of its Subsidiaries to make any change or amendment to their respective articles of incorporation or by-laws (or comparable governing instruments).

(c)	Capital Stock.  The Company will not, and will not
permit any of its Subsidiaries to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to previously granted outstanding stock options) or issue or grant any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them or purchase or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures.

(d)	Dividends.  The Company will not declare, set
aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them.

(e)	Employee Plans, Compensation, Etc.  The Company
will not, and will not permit any of its Subsidiaries to, amend any Benefit Plan or to adopt any arrangement which would be a "Benefit Plan" or, except as provided in Schedule 7.1 or pursuant to collective bargaining agreements as presently in effect, increase the compensation or fringe benefits of any director or officer or pay any benefit to any director or officer not required by any existing plan or arrangement or take any action or grant any benefit to any director or officer not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(f)	Debt.  The Company and its Subsidiaries will not,
(a) assume any indebtedness or, except in the ordinary course of business for working capital purposes under existing facilities, incur any indebtedness or
(b) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments (other than short-term investments pursuant to customary cash management systems of the Company) in, any other person other than such of the foregoing as are made by the Company to, in or from a wholly owned
Subsidiary of the Company. The Company will not enter into any new credit agreements or enter into any amendments or modifications of any existing credit agreements.

(g)	Representation and Warranty.  The Company will
promptly advise Investor of any information which becomes known to it or any Subsidiary that would make any representation or warranty of the Company herein not true or not correct.

(h)	Acquisitions.  The Company and its Subsidiaries
will not acquire (i) by merging or consolidating with, or by purchasing the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or
(ii) any assets, except purchases of raw materials, inventory items or supplies in the ordinary course of business consistent with past practice.

(i)	Asset Sales.  The Company and its Subsidiaries will
not sell, lease, mortgage or otherwise encumber or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice.

(j)	Tax Settlements.  The Company and its Subsidiaries
will not make any tax election or settle or compromise any income tax or other tax liability or refund.

(k)	Other Settlements.  The Company and its
Subsidiaries will not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms.
(l)	Agreements.  The Company and its Subsidiaries
will not enter into any agreement which is not cancellable on thirty days notice without cost to the Company or any agreement the total consideration of which exceeds $25,000, other than agreements entered in the ordinary course for purchase of inventory and supplies consistent with past practice and the sale of products of the Company and its Subsidiaries to customers.

VII.2	Access and Information.  Company will (and will
cause each of its Subsidiaries to) afford to Investor and its representatives (including without limitation directors, officers and employees of Investor and its affiliates, and counsel, accountants and other professionals retained by Investor) such access during regular business hours to its books, records (including without limitation tax returns and the Company will use reasonable efforts to provide access to work papers of independent auditors), agreements, properties (including without limitation for the purpose of making any reasonable Phase I and Phase II environmental investigations), personnel, suppliers and customers as Investor reasonably requests.

VII.3	Special Company Meeting.  The Company shall
take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a special meeting of the Company shareholders ("Special Company Meeting") as promptly as practicable for the purpose of approving the transactions contemplated by this Agreement.

VII.4	Proxy Statement.

A.	The Company shall prepare and file with the
Commission the Proxy Statement as required by the Securities Exchange Act of 1934, as amended ("Exchange Act"), the rules and regulations promulgated thereunder and applicable state law, and shall hold the shareholders' meeting contemplated by the Proxy Statement as promptly as practicable.

B.	The appointment of designees of the Investor to the
Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. As promptly as practicable following the date of this Agreement, the Investor shall supply to the Company in writing (and be solely responsible for) any information with respect to it and its nominees, officers, directors and Affiliates required by
Section 14(f) and Rule 14f-1. The term "Affiliates" in this Agreement has the meaning set forth in the regulations to the Exchange Act.

C.	The Investor shall (i) cooperate with the Company
in the preparation and filing of the Proxy Statement, (ii) promptly obtain and furnish any information within its control required to be included in the Proxy Statement and (iii) respond promptly to any comments or requests made by the Commission with respect to the Proxy Statement.

D.	The Company or the Investor, as the case may be,
shall correct any information supplied by it for use in the Proxy Statement which shall have become, or is, false, incomplete or misleading.

VII.5	Additional Agreements.  Subject to the terms and
conditions herein provided including without limitation Section 7.6(c), each of the parties hereto agrees to use its commercially reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercial reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations and filings.

VII.6	Directors.

(a)	Concurrently with the payment for Shares, (i)
Investor shall be entitled to designate four members of the five member Company Board, (ii) the Company Board shall appoint such designees as directors, and (iii) the Company shall accept the resignations of all persons who are directors of the Company, other than one current board member of Brockson's selection (provided, however, that if the current director selected by the Investor does not desire to continue as a director, then the Company (acting through its Board of Directors as it exists immediately prior to the Closing) shall select another individual who would qualify as an Independent Director, as defined below, so long as such individual is reasonably acceptable to Investor), which resignations have been tendered to the Company, subject to the terms of this Section 7.8, concurrently with the Company's execution hereof.

(b)	The Company's obligations to appoint designees of
the Investor to the Company Board and to accept resignations as provided above, shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 7.6 and shall include in the Proxy Statement mailed to stockholders such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 7.6. Investor shall supply to the Company and be solely responsible for any information with respect to Investor and its nominees, officers, directors and affiliates required by
Section 14(f) and Rule 14f-1.

(c)	Notwithstanding the foregoing, it is understood that
for a period of two (2) years following the Closing Date, the Company's
Board of Directors shall always have at least two (2) members who are not, at any time (including after the Closing Date), officers of the Company, Affiliates of Investor or owners of an equity interest in any Company shareholder which owns 10% or more of the Shares (each, an "Independent Director"). Each such Independent Director designated by the Investor as of the Closing Date shall be acceptable to the Company (acting through its Board of Directors as it exists immediately prior to Closing), which consent shall not be unreasonably withheld. Any replacement of an Independent Director shall be acceptable to a majority of the then-current Independent Directors, which consent shall not be unreasonably withheld. Investor shall designate one current Company board member to continue to serve on the board for a period of three years as an Independent Director (provided, however, that if the current director selected by the Investor does not desire to continue as a director, then the Company (acting through its Board of Directors as it exists immediately prior to the Closing) shall select another individual who would qualify as an Independent Director, so long as such individual is reasonably acceptable to Investor).

(d)	After the Closing Date, in addition to any
shareholder vote or vote by the Board of Directors of the Company which may be required by law, prior approval of either (i) a majority of the Independent Directors or (ii) a majority of the shareholders of the Company who are not Affiliates of Investor, shall be required in order to authorize any of the following actions or matters:

(1)	Except as set forth in Article IX and
Exhibit B, filing of a registration statement with the Commission with respect to the Shares;

(2)	Entering into, or proposing to enter into, of
any agreement, arrangement or transaction with the Investor or any of its Affiliates;

(3)	Approval of the initial salaries (other than
the initial salaries approved by the Board of Directors of the Company prior to the Closing), salary increases and bonus payments to officers or employees who are affiliates of the Investor or any of its Affiliates.

(4)	Amendment to, or modification, waiver or
termination of, this Agreement.

(5)	Withdrawal of the registration of the
Common Stock under the Exchange Act; and

(6)	Removal of the Common Stock from listing
on the American Stock Exchange.

(e)	After the Closing Date, neither the Investor nor any
of its Affiliates (regardless of whether such person is an Affiliate on the date hereof) shall, without prior approval of (i) a majority of the Independent Directors or (ii) a majority of the shareholders of the Company who are not Affiliates of Investor, vote its Shares in favor of any action or agreement, or take any other action, that would (1) result in a breach of any covenant, representation or warranty or any other obligation of the Investor under this Agreement or (2) impede, interfere with or discourage the intended purposes of Section 7.6(d) hereof.

VII.7	Disclosure of Offers; Standstill.  The Company
shall disclose to the Investor all offers or proposals of whatever kind (whether written or oral) which it receives from any person concerning the possible sale, merger or other acquisition of the Company or its business, or any portion thereof and which it deems to be bona fide. Promptly after any officer or director of the Company becomes aware of any such offer or proposal made to any of its shareholders, the Company shall advise the Investor of the same. The Company will not solicit proposals from other prospective purchasers of the Company. In the event that (A) the Company Board of Directors for any reason withdraws or modifies its approval of or recommendation to shareholders concerning the transactions contemplated hereby or (B) the Company receives an unsolicited proposal and its Board of Directors determines that the exercise of their fiduciary duties requires any member of the board of directors or any executive officer of the Company to provide material non-public information to or to conduct discussions with another prospective purchaser, or any member of the board of directors or any executive officer of the Company otherwise provides such material non-public information or conducts such discussions concerning the sale of the Company or an investment in a controlling interest in the Company, then in either event, Company shall immediately pay a fee of $200,000 to the Investor, whereupon the Company Board of Directors may terminate this Agreement; if the transaction nonetheless closes, Investor shall return such $200,000 fee to the Company at Closing. In the event the Company enters into a letter of intent or similar document or definitive agreement with any such other party at any time prior to six months following termination of this Investment Agreement by Company pursuant to this Section, then the Company shall immediately pay to Investor a fee of $200,000, less any amount previously paid pursuant to the immediately preceding sentence.

VII.8	Indemnification; Insurance.

(a)	From and after the Closing Date, the Company shall
indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties" and individually, an "Indemnified Party") against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Missouri law (but excluding claims by the Company against such persons for recoveries pursuant to Section 1.3 hereof), for a period of not less than six years following the Closing Date; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

(b)	Investor shall cause the Articles of Incorporation
and Bylaws of the Company and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law and consistent with Section 7.8(a) and shall not permit the amendment of such provision in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

(c)	Without limitation of the foregoing, in the event any
such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Closing Date, the Company shall pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company shall pay all expenses, including attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.8(c) or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

(d)	For six years after the Closing Date, the Investor
shall cause policies of directors' and officers' liability insurance to be maintained by the Company in amounts not less than 1996 coverage
(provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. Notwithstanding the foregoing, if annual premiums for the Company's director and officer liability insurance exceeds 150% of 1996 premiums ("Maximum Premium"), the Company shall only be obligated to purchase such insurance coverage as may be purchased by a premium payment equal to the Maximum Premium.

(e)	Any determination to be made as to whether any
Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party, Investor and the Company, retained at the Company's expense.

(f)	This Section 7.8 is intended to benefit the
Indemnified Parties and their respective heirs, executors and personal representatives and shall be binding on the successors and assigns of the Investor and the Company.

VII.9	Prior Ownership of Shares.  Neither the Investor nor
any of its Affiliates shall acquire any shares of Common Stock prior to the Closing Date.

VII.10	Publicity.  Neither the Company nor the Investor
shall make any public statement regarding the transactions contemplated by this Agreement without the consent of the other, except as in accordance with law or requirements of the Commission or, in the case of the Company, the American Stock Exchange. Copies of all public statements regarding the transactions or the Company shall be provided to the other party prior to public disclosure, and each party shall use best efforts to provide such statements not less than forty-eight hours prior to public disclosure.

VII.11	Commitment Letters; Escrow.  Not later than forty-
five days following execution and delivery of this Agreement and the definitive agreements governing the terms of the transaction described in
Section 4.5, Investor shall deliver to Company copies of commitment letters procured by Investor respecting Investor's financing for the consummation of the transactions contemplated hereby. Immediately following delivery to the Company of commitment letters sufficient for the financing of the transactions contemplated hereby, Investor shall deposit $200,000 with a mutually acceptable escrow agent. Such deposit shall be paid to Company as liquidated damages if (1) Investor is unconditionally obligated under this agreement to purchase the Shares and fails to do so at Closing and (2) all of Investor's conditions to Closing requiring performance by any person other than Investor have been satisfied by such person or waived by Investor and
(3) each of the selling shareholders in the transaction described in Section
4.5 are ready, willing and able to consummate such transaction in accordance with the terms thereof. Such deposit shall be returned to Investor on the earlier of (1) Closing, (2) breach or violation by the Company of any of the terms of this Agreement, which, if such breach or violation occurred on the Closing Date would result in a failure of Investor's closing condition set forth in Section 4.1 and such breach or violation shall not have been waived by Investor, (3) breach or violation by the selling shareholders in the transaction described in Section 4.5 of any of the terms thereof, (4) the shareholders of Company failing to approve the transactions contemplated hereby at a special meeting of shareholders called for such purpose, or (5) June 30, 1997 (which date shall be extended to the extent Investor is able to procure extensions of the financing commitments described above). Upon distribution of the $200,000 deposit to Investor, Company may, at its option, terminate this Agreement.

VII.12	Environmental Compliance.  The Company shall
engage Sitex Environmental or similar nationally recognized environmental consultant to conduct Phase I and, upon request of Investor, Phase II, environmental audit and analysis as directed by Investor. In the event Investor fails to deliver commitment letters as required by the first sentence of Section 7.11, Investor shall reimburse Company for up to $40,000 of the expenses incurred for such environmental audit and analysis.

	ARTICLE VIII.  TRANSFERABILITY

VIII.1	Transferability.  Subject to Section 6.5 hereof, the
Investor may sell, transfer or dispose of all or a portion of any Shares beneficially owned. If any person acquiring Shares from the Investor, other than in a transaction pursuant to Rule 144 under the Securities Act or in a bona fide public offering, in which the underwriters are instructed to achieve as wide a distribution as practicable, would, to the best knowledge of the Investor after reasonable inquiry, beneficially own five percent or more of the Common Stock on a fully diluted basis, such person as a condition to the transfer shall agree to be bound by the provisions hereof.

VIII.2	Restrictive Legends.  The certificate(s) evidencing
the Shares shall bear the following legends unless and until such time as the Investor or any transferee delivers an opinion of counsel reasonably acceptable to the Company and its counsel to the effect that such legend is not required under this Agreement or that this Agreement has been terminated in accordance with its terms, and, in the case of a transferee, that such transfer is not in violation of this Agreement and that the transferee is not subject to or bound by the provisions of this Agreement, and stating the basis therefor:

"THE SHARES REPRESENTED BY THIS CERTIFICATE
ARE SUBJECT TO THE TERMS AND CONDITIONS OF
AN INVESTMENT AGREEMENT DATED AS OF
JANUARY 22, 1997 BY AND AMONG TOROTEL, INC.
AND BROCKSON TECHNOLOGIES GROUP LLC,
COPIES OF WHICH ARE ON FILE WITH THE
SECRETARY OF TOROTEL, AND ARE HELD AND
MAY NOT BE SOLD, ASSIGNED, TRANSFERRED,
PLEDGED, HYPOTHECATED, ENCUMBERED,
OTHERWISE GRANTED AS SECURITY, OR
OTHERWISE DISPOSED OF EXCEPT IN
ACCORDANCE THEREWITH.

NO REGISTRATION OR TRANSFER OF THE
SECURITIES WILL BE MADE ON THE BOOKS OF
TOROTEL UNLESS SUCH TRANSFER IS MADE IN
CONNECTION WITH AN EFFECTIVE REGISTRATION
STATEMENT UNDER THE SECURITIES ACT OF 1933
OR PURSUANT TO AN EXEMPTION FROM
APPLICABLE FEDERAL AND STATE
REQUIREMENTS.

The Company is hereby authorized to place "stop transfer" instructions on its records or to instruct any transfer agent to prevent the transfer of Shares except in conformity with this Investment Agreement.

	ARTICLE IX.  REGISTRATION RIGHTS

Investor shall have the rights described in Appendix B to require the Company to register, under the Securities Act, as amended, and relevant state securities laws, Shares held by the Investor.

	ARTICLE X.  ADDITIONAL PROVISIONS

X.1	Expenses.  Except as otherwise expressly provided
in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

X.2	Survival.  The representations, warranties and
covenants (other than in Section 7.6 or 7.8) made herein shall survive the Closing of the transactions contemplated hereby and continue in force and effect only until the second anniversary of the Closing Date. The indemnification obligations under Section 10.3 and the provisions of Section
7.7 and 7.8 shall survive any termination of this Agreement.

X.3	Indemnification.

(a)	The Company agrees to indemnify the Investor
against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Claims") incurred by the Investor arising out of or as a result of any breach of the representations, warranties or covenants of the Company contained herein or in any document executed herewith; provided, however, that such indemnification shall not apply to any such Claims arising from any unexcused breach by the Investor of its obligations under this Agreement.

(b)	The Investor agrees to indemnify the Company
against any Claims incurred by the Company arising out of or as a result of any breach of the representations, warranties or covenants of the Investor contained herein or in any document executed herewith; provided, however, that such indemnification shall not apply to any such Claims arising from any unexcused breach by the Company of its obligations under this Agreement.

(c)	Notwithstanding the provisions of this Section 10.3,
neither party shall be entitled to be indemnified hereunder for any portion of the amount of any Claim with respect to which such person has previously received or will receive payment from any insurer.

(d)	Notwithstanding the provisions of this Section 10.3,
no indemnifying party shall be liable to an indemnified party pursuant to this Section 10.3 with respect to any Claim unless written notice of such Claim shall have been given to such indemnifying party on or prior to the second anniversary of the Closing Date, except for Claims relating to (i) title to the Shares or the Additional Shares or the breach of a covenant contained in
Section 7.6 or 7.8 as to which Claims may be made at any time and
(ii) tax matters as to which written notice of such Claims shall have been given on or prior to the date on which any statute of limitation expires with respect to any taxable year ending on or including the Closing Date.

(e)	Notwithstanding the provisions of this Section 10.3,
the Investor shall be entitled to assert a Claim against the Company
(i) only to the extent of Investor's 42% ownership in the Company purchased pursuant to this Agreement with respect to the initial $42,000 recoverable hereunder (equating to $100,000 in claims) and
(ii) only to the extent of Investor's 54% total ownership interest in the Company with respect to all other claims.

(f)	Notwithstanding the provisions of this Section 10.3,
the amount of the Investor's Claims against the Company shall be reduced for any tax benefits accruing to the Company pursuant to such Claims to the extent of the Investor's ownership in the Company purchased pursuant to this Agreement.

(g)	Notwithstanding the provisions of this Section 10.3,
Investor shall not assert a Claim against the Company for breach of representation to the extent that Investor had actual knowledge of the inaccuracy at Closing of such representation.

(h)	The right of an indemnified party to be indemnified
under this Section 10.3 shall not limit, reduce or otherwise affect the rights and remedies of such indemnified party under this Agreement.

(i)	THE INDEMNIFICATION OBLIGATIONS OF
THE COMPANY SET FORTH IN THIS SECTION 10.3
SHALL BE JOINT AND SEVERAL OBLIGATIONS OF THE
COMPANY AND EACH OF ITS SUBSIDIARIES.  IN NO
EVENT SHALL ANY OFFICER, DIRECTOR, OR
SHAREHOLDER OF THE COMPANY, HAVE ANY
PERSONAL LIABILITY WHATSOEVER TO INVESTOR OR
ANY OTHER PERSON ARISING OUT OF THE
TRANSACTIONS CONTEMPLATED BY THIS
INVESTMENT AGREEMENT.

(j)	No Claim for indemnification shall be made with
respect to any matter as to which the Claim (or series of related
Claims with respect to related matters) does not exceed $10,000.

X.4	Successors and Assigns.  This Investment
Agreement shall be binding upon and inure to the benefit of the Investor, the Company and their respective successors and assigns, and any subsequent holder of any Shares issued hereunder.

X.5	Notices.  All notices, demands, and communications
provided for herein or made hereunder shall be delivered, or mailed first class with postage prepaid, or telegraphed, addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered or mailed or telegraphed:

(a)	if to the Company:	Torotel, Inc.
13402 South 71 Highway
Grandview, MO  64030
Attention:  H. James Serrone, CFO
Telecopy: (816) 763-2278

with a copy to:	Shook Hardy & Bacon LLP
One Kansas City Place
1200 Main Street
Kansas City, MO  64105
Attention:  Randall B. Sunberg
Telecopy:  (816) 421-5547

(b)	if to Investor:		Brockson Technologies Group LLC
4350 East Camelback, Suite 200F
Phoenix, AZ  85108
Attention:  John F. Trotter
Telecopy:  (602) 840-3282

with a copy to:	Foley & Lardner
Firstar Center
777 East Wisconsin Avenue
Milwaukee, WI  53202-5367
Attention:  Martin D. Mann
Telecopy:  (414) 297-4900

X.6	No Waiver, Remedies Cumulative.  Any term or
condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

X.7	Amendments and Waivers.  This Investment
Agreement may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced; provided, however, that after approval of the Agreement by the stockholders of the Company, no amendment may be made which materially adversely affects the stockholders of the Company without the further approval of the stockholders of the Company (other than the Investor or Affiliates of the Investor).

X.8	Integration.  This Investment Agreement, the
appendices and exhibits annexed hereto and documents, schedules and certificates referred to herein contain the entire agreement between the Company and the Investor with respect to the transactions contemplated herein, other than the Confidentiality Agreement dated as of December 12, 1995; and none of the parties shall be bound by nor shall be deemed to have made any representations and/or warranties except those contained herein and therein.

X.9	Separability.  If any provision of this Investment
Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Investment Agreement shall, nevertheless, remain in full force and effect in such jurisdiction.

X.10	Headings.  The headings in this Investment
Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

X.11	Governing Law.  This Investment Agreement is
made in the State of Missouri and shall be governed by and construed in accordance with the internal laws of the State of Missouri.

X.12	No Third-Party Beneficiaries.  Except as set forth in
Section 7.8 of this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other person, other than the parties hereto, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

X.13	Prohibition on Assignment.  This Agreement and
the rights, privileges, covenants, and other agreements set forth herein shall not be assignable or transferable.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.

TOROTEL, INC. ("Company")


By:/s/ Christian T. Hughes
     Christian T. Hughes,, President and Chief
     Operating Officer



BROCKSON TECHNOLOGIES GROUP LLC ("Investor")


By:/s/ John F. Trotter
    John F. Trotter, Manager

	EXHIBIT A

	REPRESENTATIONS AND WARRANTIES


5.	Representations and Warranties of Company.

Company represents and warrants to Investor that the statements contained in this Exhibit A are true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule with respect to Company will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Exhibit A.

5.1	Organization, Qualification, and Corporate Power.  Each of
Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so duly authorized, in good standing, or qualified would not have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole. The terms "material adverse effect", "material" and similar terms used in this Agreement shall mean any matter, action, inaction or circumstance with respect to which the Claim (as defined in Section 10.3), when combined with all other Claims arising hereunder, is in excess of $100,000; provided, however, that in calculating the aggregate amount of Claims, Claims less than $10,000 shall not be included in such calculation. Each of Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where such failure would not have a material adverse effect. Company beneficially owns all of the outstanding capital stock of each of its Subsidiaries.

5.2	Capitalization.  The entire authorized capital stock of
Company consists of 6,000,000 Company Shares, of which 2,807,767
Company Shares were issued and outstanding, and 71,205 Company Shares were held in treasury, as of January 22, 1997. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts, plans or commitments that could require Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Company.


5.3	Authorization of Transaction.  The execution and delivery of this Agreement, the issuance and sale of the Shares to the Investor and the compliance by the Company with the provisions hereof are within the corporate power and authority of the Company, and, subject to the receipt of shareholder approval as set forth in Section 3.7 hereof, have been duly authorized by all necessary corporate action on the part of the Company.
This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.4	Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of Company and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except for any violations,conflicts, breaches, defaults, accelerations, terminations, modifications, cancellations, notices or Security Interests which would not have a material adverse effect. None of Company and its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

5.5	Filings with the SEC.  Company has made all filings with
the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects; and (ii) none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.6	Financial Statements.  Company has filed a Quarterly
Report on Form 10-QSB for the fiscal quarter ended October 31, 1996 (the
"Most Recent Fiscal Quarter End"), and an Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be noted therein), present fairly the financial condition of Company and its Subsidiaries as of the indicated dates and the results of operations of Company and its Subsidiaries for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of Company and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

5.7	Events Subsequent to Most Recent Fiscal Quarter End.
Since the Most Recent Fiscal Quarter End, there has not been (a) any material adverse change in the business, financial condition, operations or results of operations, of Company and its Subsidiaries taken as a whole, (b) in the case of the Company, any declaration, setting aside or payment of any dividend or any other distribution with respect to its capital stock, or (c) any change by the Company in accounting principles or methods.

5.8	Undisclosed Liabilities.  None of Company or its
Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due), including any liability for taxes, which would be required to be disclosed in audited financial statements (including the notes thereto) by GAAP, except for (i) liabilities set forth in the balance sheet dated as of the Most Recent Fiscal Quarter End (including in any notes thereto), (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the ordinary course of business
(none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (iii) liabilities set forth on the Disclosure Schedule,
(iv) liabilities disclosed in the Public Reports or (v) liabilities that are not material to the financial condition of the Company and its subsidiaries taken as a whole.

5.9	Litigation.  Except as disclosed in the Company Public
Reports, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Company, threatened against Company or any of is Subsidiaries or any of their respective properties at law or in equity, before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel.

5.10	Tax Matters.

(a)	Filing of Timely Tax Returns.  Company and each
of its Subsidiaries have filed (or there has been filed on its behalf) all material Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis, except to the extent adequate reserves have been taken as set forth in subsection (b) below.
 Company has delivered to Buyer correct and complete copies of all Tax Returns, examination reports, statements of deficiencies assessed against or agreed to by any of Company and its Subsidiaries since May 1, 1993 and all Tax Rulings and Closing Agreements.

(b)	Payment of Taxes.  Company and each of its
Subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes (as hereinafter defined) that are currently due and payable except for which adequate reserves have been taken.

(c)	Tax Reserves.  Company and its Subsidiaries have
established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income taxes in accordance with GAAP.

(d)	Tax Liens.  There are no Tax liens upon the assets
of Company or any of its Subsidiaries except liens for Taxes not yet due.

(e)	Withholding Taxes.  Company and each of its
Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from any employee wages and any amounts owed to any independent contractor, creditor, stockholder, or other third party and paid over to the proper governmental authorities all amounts required.

(f)	Extensions of Time for Filing Tax Returns.  Neither
Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

(g)	Waivers of Statute of Limitations.  Neither
Company nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

(h)	No Deficiency.  No deficiency for any Taxes has
been proposed, asserted or assessed in writing against Company or any of its Subsidiaries that has not been resolved and paid in full.

(i)	Audit, Administrative and Court Proceedings.  No
audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Company or any of its Subsidiaries.

(j)	Powers of Attorney.  No power of attorney currently
in force has been granted by Company or any of its Subsidiaries concerning any Tax matter.

(k)	Tax Rulings.  Neither Company nor any of its
Subsidiaries has received a Tax Ruling (as hereinafter defined) or entered into a Closing Agreement (as hereinafter defined) with any taxing authority that would have a continuing adverse effect after the Closing Date.

(l)	Tax Sharing Agreements.  Neither Company nor
any Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

(m)	Code Sections 280G and 162(m).  Neither Company
nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or nondeductible compensation under Code Section 162(m).

(n)	Liability for Others.  None of Company or any of its
Subsidiaries (A) has any liability for Taxes of any person other than Company and its Subsidiaries (i) under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise or (B) is a party to any Tax allocation or sharing agreement.

(o)	Continuity of Business Enterprises.  Company
operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

(p)	Other.  None of the Company and its Subsidiaries
has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its tax returns all positions taken therein that could give rise to a substantial understatement of tax within the meaning of Code Section 6662 or similar provision of state, local, or foreign Tax law.

(q)	As used in this Agreement:

(i)	"Taxes" means any Federal, state, county,
local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

(ii)	"Tax Return" means a report, return or
other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities;

(iii)	"Tax Ruling" means a written ruling of a
taxing authority relating to Taxes; and

(iv)	"Closing Agreement" means a written and
legally binding agreement with a taxing authority relating to Taxes.

5.11	Labor Matters.  There are no collective bargaining or other
labor union agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts.

5.12	ERISA Compliance.

(a)	Schedule 3.12 contains a list and brief description
of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, Christmas bonus, hospitalization, medical or other plan, arrangement or understanding
(whether or not legally binding) providing benefits to any current or former employee or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans") maintained, or contributed to, by the Company or any of its Subsidiaries for the benefit of any officers or employees of the Company or any of its Subsidiaries currently or within the last three years. The Company has delivered, or will deliver within five days after the date hereof, to Investor true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, and (4) each trust agreement and group annuity contract relating to any Benefit Plan.

(b)	All Pension Plans which are intended to be qualified
under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section
401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefore in any respect that would adversely affect its qualification or materially increase its costs.
(c)	No Pension Plan that the Company or any of its
Subsidiaries maintains, or to which the Company or any of its Subsidiaries is or was previously obligated to contribute, is or was a defined benefit pension plan. None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to a material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under
Section 502(i) or (1) of ERISA.

(d)	With respect to any Benefit Plan that is an employee
welfare benefit plan, (i) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code,
(ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, and (iii) each such
Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its Subsidiaries on or at any time after the Effective Time.

(e)	Each Benefit Plan conforms in all material respects
in form and operation to all applicable laws and regulations, and all reports or information relating to such Benefit Plan required to be filed with any governmental entity or disclosed to participants have been timely filed and disclosed. No Benefit Plan holds any employer security or employer real property within the meaning of Section 407 of ERISA.

(f)	The consummation of the transactions contemplated
by this Agreement will not (i) entitle any current or former employee of the Company or any Subsidiary thereof to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

(g)	Neither the Company nor any of its Subsidiaries has
announced a plan to create or a legally binding commitment to amend any Benefit Plan or to create any new arrangement which would be a Benefit Plan.

(h)	All insurance premiums with respect to any Benefit
Plan have been paid in full. There are no retrospective adjustments provided for under any insurance contracts maintained pursuant to any Benefit Plan with regard to policy years or other periods ending on or before the date hereof.

(i)	No Benefit Plan or the deduction of any
contributions thereto by the Company or any of its Subsidiaries has been the subject of audit by the Internal Revenue Service or the Department of Labor, and no litigation or asserted claims exist against the Company or any of its Subsidiaries or any Benefit Plan or fiduciary with respect thereto (other than such benefit claims as are made in the normal operation of a Benefit Plan).
To the knowledge of the Company, there are no facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other claim.

(j)	To the knowledge of the Company, no Benefit Plan
covers current or former employees or directors who are not residents of the United States of America.

(k)	Each of the foregoing representations in this Section
5.12 to the extent it relates to events or circumstances at the Company's OPT Industries, Inc. subsidiary prior to the acquisition of OPT Industries, Inc. by the Company are limited to the knowledge of the Company and its Subsidiaries.

5.13	Environmental Matters.

(a)	To the knowledge of the Company and its
Subsidiaries, except as would not have a material adverse effect, the Company and each of its Subsidiaries are in compliance with all applicable federal, state, regional and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment or environmental regulation or control (collectively, "Environmental Laws"). Neither the Company nor any of its Subsidiaries has received any written notice (i) of any violation of an Environmental Law or (ii) of the institution of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party of any such violation.

(b)	To the knowledge of the Company and its
Subsidiaries, except as would not have a material adverse effect, neither the Company nor any of its Subsidiaries has (i) released or disposed of any Hazardous Substances (as hereinafter defined) on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in compliance with the Environmental Laws (ii) received any written notice (w) of any violation of any Environmental Law or any other law, statute, rule or regulation regarding Hazardous Substances on or under any of the Company's or any of its Subsidiaries' properties or any other properties, (x) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party of any such violation, (y) of any actual or potential liability for the response to or remediation of Hazardous Substance at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, or
(z) of any actual or potential liability for the costs of response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances, including asbestos, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

(c)	To the knowledge of the Company and its
Subsidiaries, (i) no Environmental Law imposes any obligation upon the Company or its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgement, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree and (ii) no lien has been placed upon any of the Company's properties or its Subsidiaries' properties under any Environmental Law.

5.14	Material Contracts and Agreements.

(a)	Except as entered into in the ordinary course of
business consistent with past practice, there are no contracts or agreements that are material to the business, financial condition, properties, assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, any contract with a current or former officer, director or management employee shall be material.

(b)	As of the date hereof, (a) no default by the
Company, and to the Company's knowledge no default by any other party, in performance or failure to perform under, and no anticipatory breach of, any of the contracts listed on Schedule 5.14 has occurred or is continuing, and none of the parties to any such contract has alleged that the other has defaulted in performance or failed to perform, other than (i) a default in payment that shall not have continued more than 90 days from the date on which the payment was originally due pursuant to the terms of the applicable contracts, and (ii) a default or failure that is immaterial with respect to all such contracts (provided that all such immaterial defaults or failures in the aggregate are immaterial with respect to all such contracts when taken in the aggregate), (b) there are no legal, administrative or other proceedings threatened, pending or outstanding relating to the performance or status of any of such contracts, and (c) the Company has not received notice of any anticipatory breach, pending dispute or anticipated litigation arising from or relating to any of such contracts, or notice that any of such contracts has been or will be cancelled, revoked or otherwise terminated.

(c)	Neither the Company nor any Subsidiary is subject
to any agreement which restricts competition with any other person or provides that the Company or any Subsidiary may not engage in any business or sell or distribute any product or service.

5.15	Intellectual Property.  The Company and its Subsidiaries
own, or are licensed or otherwise have the right to use, all patents, trademarks, trade names, service marks, copyrights, in each case whether granted or applied for, and all other proprietary intellectual property rights and computer programs which are material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

5.16	Certain Fees.  With the exception of the engagement of
Stern Bros. Valuation Advisors by Company, none of Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.17	Company Board of Directors Action.  The Board of
Directors of Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the transactions contemplated hereby are advisable and in the best interests of the Company and its shareholders (other than the Sizemore family members), (b) approved this Agreement, the issuance of the Shares to Investor and the other transactions contemplated by this Agreement, (c) resolved, subject to their fiduciary duties under applicable law, to recommend approval of the transactions contemplated by this Agreement by the shareholders of the Company and directed that such approval be submitted for consideration by the Company stockholders at the special meeting, and (d) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the transactions contemplated by this Agreement. At such a meeting, the Board received the opinion of Stern Bros. Valuation Advisors that the investment contemplated hereby is fair to the Company and its shareholders from a financial point of view.

5.18	Proxy Statement.  The Proxy Statement distributed to the
Company's stockholders in connection with the issuance of the Shares contemplated by the Investment Agreement, including any amendments or supplements thereto, shall not, at the time filed with the Commission, and at any time thereafter through and including the closing date, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information provided by Investor for use in the Proxy Statement.

5.19	Good Title.  The Company and each Subsidiary have good
and marketable title in fee simple to all of the Company's real property and good title to all personal property, in each case free and clear of all liens, encumbrances and defects, and (ii) any real or personal property held under lease by the Company or any Subsidiary are held under a valid and enforceable lease.

	EXHIBIT B

	DEMAND REGISTRATION RIGHTS

1.1	Demand Registration.  At any time after the second
anniversary of the Closing Date, the Investor may demand registration under the Securities Act of shares of Common Stock owned by it on Form S-1 or any similar long-form registration ("Long-Form Registration") or Form S-2 or S-3 or any similar short-form registration ("Short-Form Registration").
The registration requested pursuant to this Section 1.1 is referred to herein as "Demand Registration." In the event of a Demand Registration, Investor shall have the right to include in said registration shares held by it without cost other than (i) underwriters discounts, and (ii) fees and expenses of Investor's own counsel.

(a)	Number of Registrations.  The Investor shall be
entitled to demand two Long-Form or Short-Form Registrations. A registration will count as the Demand Registration when it has become effective or is withdrawn prior to effectiveness at the request of Investor; provided that in any event, the Company will pay all registration expenses in connection with any registration initiated as the Demand Registration as provided in Section 1.5;

(b)	Priority on Demand Registrations.  If the Demand
Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration prior to the inclusion of any securities which are not shares of Common
Stock owned by the Investor the number of shares of Investor's
Common Stock requested to be included which in the opinion of such underwriters can be sold, and the balance of the shares of Common Stock which the Investor requested to be included in such offering shall be withheld from sale for a period of time requested by the underwriters, but not to exceed one hundred eighty (180) days from the effective date of the registration statement;

(c)	Restrictions on Demand Registration.  The
Company will not be obligated to effect the Demand Registration unless (i) the number of shares to be registered in such offering exceeds 1,086,930, (ii) the price to be paid per share in such offering exceeds $1.005, and (iii) one hundred eighty (180) days have expired since the effective date of a registration in which the Investor was given "piggyback rights" pursuant to Section 1.2 hereof. The
Company may postpone the filing or the effectiveness of a registration statement for the Demand Registration if the Independent Directors shall determine that such Demand
Registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or would otherwise be seriously detrimental to the Company or its shareholders; provided that in such event, the Investor will be entitled to withdraw such request and that, if such request is withdrawn, such Demand Registration will not be considered as a Demand Registration;

(d)	Selection of Underwriters.  The Company will have
the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Investor's approval which will not be unreasonably withheld.

1.2	Participation in Registered Offerings ("Piggyback
Rights"). If the Company at any time or times after the second anniversary of the Closing Date proposes or is required to register any of its Common Stock or other equity securities for public sale for cash under the Securities Act (other than a registration on Form S-4 or Form S-8), or any applicable state securities law, it will at each such time or times give written notice (a "Notification") to the Investor of its intention to effect such registration and, subject to the following, will include in such registration (to the extent the Company proceeds with such registration) the shares of Common
Stock of
the Company with respect to which the Company has received a written request for inclusion therein within 10 days after receipt by Investor (or its transferees) of the Notification (a "Piggyback Registration"). If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of shares requested to be included in such registration exceed the number which can be sold in such offering without a material and adverse effect on the offering, the Investor and each other shareholder exercising demand rights to include shares in the registration statement (but not the Company to the extent it desires to include shares for its own account) shall reduce on a pro rata basis the number of their shares to be included in the registration statement as required by the underwriter to the extent necessary to permit the sale or the disposition (in accordance with the intended method of disposition thereof as aforesaid) by the Company of the securities so registered.

1.3	Obligations of Investor.  It shall be a condition
precedent to the obligation of the Company to register any Common Stock pursuant to Section 1.1 or 1.2 that the Investor (or its transferees, as the case may be) shall (i) furnish to the Company such information regarding the Common Stock held and the intended method of disposition thereof and other information concerning the Investor as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company; (ii) agree to abide by such additional or customary terms affecting the proposed offering as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold from the public market for a period of at least 180 days after any such offering, any shares excluded from the offering at the instance of the underwriter as permitted under Sections 1.1 or 1.2 hereof; and
(iii) agree in writing in form satisfactory to the Company to pay all underwriting discounts and commissions applicable to the securities being sold by the Investor.

1.4	Registration Proceedings.  If and whenever the
Company is required by the provisions of Section 1.1 or 1.2 to effect the registration of the Common Stock under the Securities Act, until the securities covered by such registration statement have been sold or for six (6) months after effectiveness, whichever is the shorter period of time, the Company shall:

(a)	Prepare and file with the SEC a registration
statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective until the distribution contemplated by the registration statement has been completed;

(b)	Prepare and file with the SEC such amendments to
such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the distribution contemplated by the registration statement has been completed;

(c)	Furnish to the security holders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)	Use its reasonable best efforts to register or qualify,
not later than the effective date of the registration statement, the securities covered by such registration statement under such state securities or "Blue Sky" laws of such jurisdictions as such participating holders may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, and except that the Company shall not be required to so register or qualify in more than ten (10) such jurisdictions if in the good faith judgment of the Independent Directors such additional registrations or qualifications would be unreasonably expensive or harmful to the consummation of the proposed offering;

(e)	Notify the security holders participating in such
registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f)	Notify such holders promptly of any request by the
SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(g)	Prepare and file with the SEC, promptly upon the
request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holders;

(h)	Prepare and promptly file with the SEC and
promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(i)	In case any of such holders or any underwriter for
any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act, the Company will prepare and file such supplements or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

(j)	Advise such holders, promptly after it shall receive
notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k)	Not file any amendment or supplement to such
registration statement or prospectus which does not comply, to the knowledge of the Company, in all material respects with the requirements of the Securities Act or the rules and regulations thereunder; and

(l)	At the request of any such holder, (i) use its
reasonable best efforts to obtain and furnish on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, a customary opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, stating that such registration statement has become effective under the Securities Act and (ii) use its reasonable best efforts to obtain customary letters dated on such effective date, and such closing date, if any, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, stating that in the opinion of such accountants, the financial statements and other financial data pertaining to the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

1.5	Expenses.  With respect to each inclusion of
Common Stock in a registration statement pursuant to Section 1.1 or 1.2 hereof, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that holders participating in the registration shall bear their pro rata share of the underwriting discount and commissions and shall bear any fees and disbursements of accountants and counsel retained by them (other than accountants and counsel also retained by the Company). The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company (including the cost of any special audit requested in order to effect such registration), fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or "Blue Sky" laws of any jurisdiction in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering which the Company determines to obtain.

1.6	Indemnification of Investor.  Subject to the
conditions set forth below, in connection with any registration of Securities pursuant to Section 1.1 or 1.2 above, the Company agrees to indemnify and hold harmless each person selling securities pursuant to said Sections and each person, if any, who controls any such seller, within the meaning of
Section 15 of the Securities Act, as follows:

(a)	Against any and all loss, claim, damage and expense
whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened in writing, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of any seller expressly for use in connection therewith or arising out of any action or inaction of any such seller;

(b)	Subject to the provision contained in subsection
1.6(a) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened in writing, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission
(including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company;

(c)	In no case shall the Company be liable under this
indemnity agreement with respect to any claim made against any seller or any such controlling person unless the Company shall be notified, by letter or by telegram confirmed by letter, of any action commenced against such persons, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim, but failure to so notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.
The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided that such counsel is reasonably satisfactory to the sellers or controlling persons, defendants in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain such counsel, the sellers or controlling persons, defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them as well as any other expenses thereafter incurred by them in connection with the defense thereof.

1.7	Indemnification of Company.  Each person selling
securities in any registered offering pursuant to Section 1.1 or Section 1.2 hereof, severally and individually agrees to indemnify and hold harmless the Company, each underwriter for the offering, and each of their officers, directors and agents and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, claims, damages and expenses as are indemnified by the Company under Section 1.6; provided, however, that such indemnification by such sellers shall be limited to statements or omissions, if any, made (or in settlement of any litigation effected with the written consent of such seller's alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or any application or other document in reliance upon, and in conformity with, written information furnished in respect of such seller by or on behalf of such seller expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof, or in any such application or other document or arising out of any action or in action of such seller in implementing such registered offering. In case any such action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any seller such seller shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the several sellers, by the provisions of subsection 1.6(c). The person indemnified agrees to notify the sellers promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.